K  e  n  n  e  t  h   I.   D  e  n  o  s,   P.  C.

10757 South, River Front Parkway
Suite 125
South Jordan, Utah 84 095
(801) 816-2511
Fax: (801) 816-2599
kdenos@denoslaw.com

February 25, 2010

The Board of Directors
Alto Group Holdings, Inc.
110 Wall Street, 11th Floor
New York, New York 10005
(212) 709-8036

Re: S-8 Opinion

To the Board of Directors:

We have acted as counsel to Alto Group Holdings, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the original issuance of an aggregate of 20,000,000 shares of the Company’s Common Stock (collectively, the “Shares”) to certain consultants of the Company (collectively, “Consultants”).  The Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (hereafter, the “Act”) and the Shares are issued to the Consultants pursuant to separate agreements between each of the Consultants and the Company (collectively, the “Agreements”).

In connection with the foregoing, we have examined the filings of the Company with the Commission and other corporate records and proceedings of the Company and have taken such further action as we have deemed necessary or appropriate to the rendering of our opinion herein.

Based upon and subject to the foregoing, we are of the opinion that, when issued and paid for in accordance with the Agreements, the Shares will be validly issued, fully paid and non-assessable.  Based on representations made by the Company, we are further of the opinion that none of the Consultants are “affiliates” of the Company as defined under the Act and that the Shares, when registered pursuant to the Registration Statement, shall not be considered “restricted securities” as further defined under the Act and shall not require a legend to this effect upon any certificates representing the Shares.

We are members of the bar of the State of Utah and are not licensed or admitted to practice in any other jurisdiction.  Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of Utah and the federal laws of the United States.

Board of Directors
Alto Group Holdings, Inc.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.  In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                           Very truly yours,

                            Kenneth I. Denos, P.C.

                            /s/ Kenneth I. Denos                             Kenneth I. Denos, Esq.
                            President